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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Shareholders
Mothers Work, Inc.:

        We consent to the incorporation by reference in the registration statements (Nos. 333-59309, 333-90108, 333-12321, 333-27611 and 333-90110) on Form S-3 and registration statements (Nos. 33-64580, 33-89726, 333-2404, 333-3480, 333-59529 and 333-57766) on Form S-8 of Mothers Work, Inc. of our reports dated November 10, 2003, with respect to the consolidated balance sheets of Mothers Work, Inc. and subsidiaries as of September 30, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 2003, and the related financial statement schedule, which reports appear in the September 30, 2003 Annual Report on Form 10-K of Mothers Work, Inc. Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," as of October 1, 2001.

/s/ KPMG LLP

Philadelphia, Pennsylvania
December 23, 2003

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  Exhibit 23
INDEPENDENT AUDITORS' CONSENT